Exhibit 23(ii)





          CONSENT OF INDEPENDENT AUDITORS




          We consent to the incorporation by reference in this Registration Statement of Dominion Resources, Inc. on Form S-3 of our report dated February 11, 1997, incorporated by reference in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Independent Accountants" in the Prospectus, which is a part of this Registration Statement.



          /s/Deloitte & Touche LLP
          DELOITTE & TOUCHE LLP
          Richmond, Virginia
          February 11, 1998